CONSENT OF COUNSEL

We consent to the reference to our firm under the heading “Legal Counsel” in Post-Effective Amendment No. 36 to the Registration Statement on Form N-1A of The Caldwell & Orkin Funds, Inc., as filed with the Securities and Exchange Commission on or about August 27, 2014.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

Atlanta, Georgia

August 27, 2014